UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):       March 25, 2008
Premier Exhibitions, Inc.

Exact name of Registrant as specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:       (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On March 25, 2008, the United States District Court for the Eastern District of Virginia, Norfolk Division (the “Court”), entered an Order in the case entitled R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel, et al., in rem. The Court’s Order granted permission to the United States of America to file an amicus curiae (friend of the court) response (the “Response”) regarding R.M.S. Titanic, Inc.’s (“RMST’s”) Motion for an Interim Salvage Award filed with the Court on November 30, 2007. The Response states that an interim in specie (in kind) award with limitations, made by the Court to RMST, could serve as an appropriate mechanism to satisfy RMST’s motion for a salvage award and to help ensure that the artifacts recovered by RMST from the wreck of the R.M.S. Titanic are conserved and curated together in an intact collection that is available to the public for historical review, educational purposes, and scientific research in perpetuity.
     RMST is a wholly-owned subsidiary of Premier Exhibitions, Inc. (the “Company”) and the full text of the Response has been posted to the Company’s website located at www.prxi.com under the heading “The Company” and subheadings “Investor Relations” and “Other.” The Company will maintain a copy of the Response, which is a public document, on its website for approximately 30 days.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: March 26, 2008	By:	/s/ Harold W. Ingalls
Harold W. Ingalls
Chief Executive Officer